Exhibit 99.1

5995 Opus Parkway Minnetonka, MN 55343 952.912.5500 952.912.5999 (Fax) 1.800.GKCARES www.gkservices.com

Press Release

FOR RELEASE: November 15, 2016

For Further Information:

At the company:

Jeff Huebschen, Director, Investor Relations

952.912.5773

Jeff.Huebschen@gkservices.com

G&K Services Shareholders Approve Merger with Cintas

Minneapolis, MN, November 15, 2016 – G&K Services, Inc. (NASDAQ: GK) today announced that, based on preliminary voting results from its annual meeting of shareholders held earlier today, the company’s shareholders have approved the proposed merger with Cintas Corporation (NASDAQ: CTAS).

Based on preliminary vote results, approximately 99 percent of the G&K Services’ shares that were voted at the annual meeting were cast in favor of the merger, representing approximately 87 percent of G&K’s outstanding stock as of the record date. The final vote results, including the results of the other proposals presented at the G&K Services’ Annual Meeting of Shareholders, will be available on a Current Report on Form 8-K that the company plans to file with the Securities Exchange Commission.

“Today’s vote demonstrates the strong support for this transaction,” said Douglas A. Milroy, Chairman and Chief Executive Officer. “This is a significant step toward closing the merger, and, on behalf of the G&K’s board, I’d like to thank our shareholders for their support.”

G&K Services continues to expect the merger to close not later than the second quarter of calendar year 2017, subject to obtaining required regulatory approvals and other customary closing conditions.

About G&K Services, Inc.

G&K Services, Inc. is a service-focused market leader of branded uniform and facility services programs in the United States and Canada. Headquartered in Minneapolis, Minnesota, G&K Services has 8,000 employees serving customers from 160 facilities in North America. G&K Services is a publicly held company traded over the NASDAQ Global Select Market under the symbol GK and is a component of the Standard & Poor’s SmallCap 600 Index. For more information visit www.gkservices.com.

Cautionary Statements Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction with Cintas or the anticipated benefits thereof, including, without limitation, future financial and operating results. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar expressions and by the context in which they are used. Such statements are based upon our current expectations and speak only as of the date made. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ from those set forth in or implied by this press release. Factors that may cause such a difference include, but are not limited to, risks and uncertainties related to (i) the ability to obtain regulatory approvals, or the possibility that it may delay the proposed transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the proposed transaction, (ii) the risk that a condition to closing of the merger may not be satisfied, (iii) the ability of G&K Services and Cintas to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) litigation relating to the proposed transaction that has been or could be instituted against G&K Services or Cintas or their respective directors, (vi) possible disruptions from the proposed transaction that could harm G&K Services’ or Cintas’ business, including current plans and operations, (vii) the ability of G&K Services or Cintas to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect G&K Services’ and/or Cintas’ financial performance, (x) certain restrictions during the pendency of the merger that may impact G&K Services’

and/or Cintas’ ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in G&K Services’ filings. While the list of factors presented here is, and the list of factors presented in G&K Services’ filings are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on G&K Services’ or Cintas’ consolidated financial condition, results of operations, credit rating or liquidity. Neither G&K Services nor Cintas undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made, except as required by law.